UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2022

Vontier Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39483	84-2783455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600, Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (984) 275-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022, Vontier Corporation (the “Company”) appointed Anshooman Aga as Senior Vice President and Chief Financial Officer of the Company effective August 29, 2022. Mr. Aga will succeed David Naemura who will stay through January 1, 2023 to assist with the transition and work on special projects.

Mr. Aga, age 47, was previously Senior Vice President and Chief Financial Officer (CFO) of Harsco Corporation, a global provider of environmental solutions for industrial and specialty waste streams (NYSE: HSC) (from August 2021 through August 2022). Prior to joining Harsco Corporation, Mr. Aga was the Executive Vice President and Chief Financial Officer (CFO) of Cubic Corporation, a transportation and defense corporation. He joined Cubic in July 2017 as Executive Vice President and assumed the role of CFO in October 2017. In this role, Mr. Aga was responsible for all aspects of Cubic’s financial strategies, processes and operations, including corporate development, risk management, investor relations, real estate, and global manufacturing, procurement and IT. Prior to joining Cubic, Mr. Aga served at AECOM, a multinational engineering firm (NYSE: ACM), from June 2015 to July 2017, where he was senior vice president and chief financial officer of their multi-billion-dollar Design and Consulting Services business in the Americas. He also held a series of financial leadership positions at Siemens, a multinational industrial manufacturing company, from July 2006 to May 2015, including chief financial officer of the Energy Automation business based in Nuremburg, Germany, in addition to similar financial roles for Siemen’s Rail Electrification and TurboCare business units.

In connection with his employment, Mr. Aga will receive the following compensation:

•	Annual base salary of $625,000

•	Eligibility to participate in the Company’s annual incentive plan prorated for his start date at a target award of 100% base salary

•	One-time cash sign-on payment in the amount of $600,000

•	One-time sign-on restricted stock unit grant in the amount of $1,500,000 to be made in November 2022 with two-year ratable vesting

•	Annual equity award of 240% of base salary to be made in February 2023

•	$10,000 annual cash stipend for financial services and counseling

The above description of the Mr. Aga’s letter agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.1.

David Naemura, the Company’s current Senior Vice President, Chief Financial Officer, will transition out of his role as SVP, Chief Financial Officer of the Company, effective August 29, 2022, and will remain employed by the Company through January 1, 2023. Mr. Naemura’s transition is by mutual agreement with the Company and is unrelated to Vontier’s quarterly financial results or any disagreement with the Company over its accounting principles, practices or financial disclosures

Mr. Naemura has entered into a transition agreement with the Company, which specifies the terms of his continuing employment during the transition period. In connection with Mr. Naemura’s continued employment through January 1, 2023 and in recognition of his transition and special projects support during that time, all of the restricted stock units that Mr. Naemura holds as of his separation date will vest at that time, while Mr. Naemura’s other equity awards will vest in accordance with their existing terms. Mr. Naemura will continue to receive his base salary while he is employed by the Company and will be eligible to receive his annual cash incentive bonus calculated using his bonus target (125% of base salary) and the actual 2022 company financial factor to be paid out in March 2023.

The above description of the Mr. Naemura’s transition agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement between Anshooman Aga and Vontier Corporation dated August 9, 2022

10.2	Transition Agreement between David Naemura and Vontier Corporation dated August 11, 2022

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vontier Corporation

August 12, 2022	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President – Group General Counsel and Corporate Secretary